Exhibit 10.76

[MILLENNIUM HOTELS AND RESORTS LOGO]
December 31, 2003

MILLENNIUM HOTELS
COPTHORNE HOTELS

Jim Dunn, President/COO

The Smith & Wolensky Restaurant Group, Inc.

1114 First Avenue

New York, NY 10021

Re:    One CPS

Dear Jim:

I have considered our recent discussions and your recent letters to me relating to One CPS.  I am pleased to confirm the following on behalf of Plaza Operating Partners, Ltd. (“Owner”):

1. Effective January 1, 2004 Owner will pay Parade 59 Restaurant LLC (“Manager”) a minimum Base Management Fee of $50,000 per quarter in advance, on the first day of each calendar quarter.  The minimum Base Management Fee will be credited against any “Management Fee” which Manager may become entitled to for the year 2004 or thereafter under the terms of the Restaurant Management Agreement dated September 7, 2000, as amended, between Manager and Owner (the “Management Agreement”).  The minimum Base Management Fee will be payable so long as the Management Agreement is in effect.

2. Each of Owner and Manager will have the right to fund (or refuse to fund) any necessary “Additional Working Capital Contributions” (as defined in the Management Agreement) which may be necessary to fund the operation of One CPS.  If neither party is willing to fund required Additional Working Capital Contributions, either party may terminate the Management Agreement as provided in Section 7 of that agreement.

3. Except as modified in this letter the Management Agreement will remain in full force and effect.

We are pleased to learn of your plans to reopen for breakfast and look forward to receiving a revised budget to reflect the breakfast reopening.

145 West 44th Street, 6th Floor
New York, New York 10036 USA
Telephone 212.789.0700
Facsimile 212.789.7660
www.millenniumhotels.com

Please confirm your agreement with this letter by signing in the space provided below.

Very truly yours,

PLAZA OPERATING PARTNERS, LTD., Owner

By:	New Plaza Associates, LLC, its general partner

By:	CDL Hotels U.S.A., Inc., its managing member

By:	/s/ Paul Underhill
Paul Underhill, President

Agreed:

PARADE 59 RESTAURANT, LLC, Manager

By:	/s/ James Dunn

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC, as Guarantor

By:	/s/ James Dunn

cc:	Alan Stillman
Alan Mandel
Todd Noonan
John Wilson
Gary Schweikert
Tom Felderman